EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Beacon Power Corporation

978-694-9121

James Spiezio

spiezio@beaconpower.com

Gene Hunt

hunt@beaconpower.com

BEACON POWER ANNOUNCES SECOND-QUARTER 2006 RESULTS

WILMINGTON, Mass. – August 10, 2006 -- Beacon Power Corporation (NASDAQ: BCON), a development stage company that designs and develops advanced products and services to support more stable and reliable electricity grid operation, announced its financial results for the second quarter ended June 30, 2006.

For the second quarter of 2006, Beacon Power reported revenue of $209,000 and a net loss of $3,273,000, or ($0.06) per share, compared to revenue of $318,000 and a net loss of $1,765,000, or ($0.04) per share, for the second quarter of 2005. For the six months ended June 30, 2006, the Company reported revenue of $498,000 and a net loss of $6,094,000, or ($0.10) per share, compared to revenue of $954,000 and a net loss of $4,010,000, or ($0.09) per share, for the same period ended June 30, 2005.

During the quarter ended June 30, 2006, Beacon Power incurred costs of $1,628,000 in selling, general and administrative expense, compared to $1,109,000 in the second quarter of 2005. Research and development expense was $1,087,000 during the second quarter of 2006, compared to $150,000 in the second quarter of 2005. Total operating expenses for the three months ended June 30, 2006 were $3,429,000 compared to $1,791,000 for the same period in 2005.

At June 30, 2006, the Company had $10.2 million in cash and cash equivalents, with working capital of $8.5 million.

On January 1, 2006, Beacon Power adopted the provisions of Statement of Financial Accounting Standards No. 123(R), which requires the expensing of share-based awards. The Company recorded a non-cash charge of $1,349,000 for the six months ended June 30, 2006, and $483,000 for the six months ending June 30, 2005, for share-based compensation expense, which is reflected in research and development expense and selling, general and administrative expenses.

“This quarter brought us closer to our goal of designing and building our first flywheel-based frequency regulation power plant,” said Bill Capp, Beacon president and CEO. “During the quarter we began the formal field trial of our Smart Energy Matrix demonstration system in New York, and just last week we reached the same milestone in California. Both systems are now being evaluated by the respective energy authorities, with results expected before the end of this year. At the same time, we continue to make good progress on the development of our next-generation Smart Energy 25 flywheel system, which necessitated increased R&D expenditures for staff and materials during the quarter.”

About Beacon Power Corporation

Beacon Power Corporation designs and develops advanced products and services to support stable, reliable and efficient electricity grid operation. The Company’s primary business strategy is to commercialize its patented flywheel energy storage technology to perform frequency regulation services on the grid. Beacon’s Smart Energy Matrix, now being demonstrated on a scale-power level in two states, is a prototype for a non-polluting, megawatt-level, utility-grade flywheel-based solution that would provide sustainable frequency regulation services. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

For more information, please contact James Spiezio, Chief Financial Officer at Beacon Power Corporation, tel. 978.694.9121; fax 978.694.9127; email spiezio@beaconpower.com, or send mail to 234 Ballardvale Street, Wilmington, MA 01887. Visit Beacon Power at www.beaconpower.com

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets, including uncertainty about the effect that regulatory changes might have on market size or characteristics; no experience manufacturing any product or supplying frequency regulation services on a commercial basis; limited commercial contracts for sales to date; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate, and the different electrical grid characteristics and requirements of any foreign countries into which Beacon hopes to sell or operate, including the uncertainty of enforcing contracts, the different market structures, and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services; the complexity and other challenges of arranging project finance and resources for one or more frequency regulation power plants; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; retaining key executives and the possible need in the future to hire and retain key executives; the recent volatility in the stock price of companies operating in the same sector. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation’s filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.

BEACON POWER CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

Revenue	209,439	318,304	498,034	954,438
Cost of goods sold	206,418	333,956	451,343	1,004,464
Gross profit	3,021	(15,652)	46,691	(50,026)

Operating expenses:
Selling, general and administrative	1,627,718	1,108,571	3,557,250	2,280,949
Research and development	1,086,553	150,293	2,147,998	636,531
Loss on sales and contract commitments	687,786	508,859	687,786	1,056,566
Depreciation and amortization	27,189	22,918	48,418	41,109
Total operating expenses	3,429,246	1,790,641	6,441,452	4,015,155

Loss from operations	(3,426,225)	(1,806,293)	(6,394,761)	(4,065,181)

Other income, net	153,624	41,512	300,510	55,399
Loss to common shareholders	$ (3,272,601)	$ (1,764,781)	$ (6,094,251)	$ (4,009,782)

Loss per share, basic and diluted	$ (0.06)	$ (0.04)	$ (0.10)	$ (0.09)
Weighted-average common shares outstanding	58,950,147	44,801,287	58,825,782	44,299,825

BEACON POWER CORPORATION AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	June 30	December 31,
	2006	2005
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$ 10,227,461	$ 13,890,162
Accounts receivable, trade	176,737	588,440
Unbilled costs on government contracts	207,249	437,759
Prepaid expenses and other current assets	478,643	777,385
Total current assets	11,090,090	15,693,746

Property and equipment, net	259,003	212,296
Restricted cash	219,568	219,568
Total assets	$ 11,568,661	$ 16,125,610

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 135,905	$ 137,290
Accrued compensation and benefits	474,161	151,318
Other accrued expenses	604,776	844,742
Advance billings on contracts	324,548	74,820
Accrued contract loss	560,842	548,614
Restructuring reserve	530,439	713,469
Total current liabilities	2,630,671	2,470,253

Stockholders' equity:
Common stock	591,350	587,000
Deferred stock compensation	(262,834)	(1,063,145)
Additional paid-in-capital	153,662,065	153,089,842
Deficit accumulated during the development stage	(144,339,752)	(138,245,501)
Less: treasury stock, at cost	(712,839)	(712,839)
Total stockholders' equity	8,937,990	13,655,357

Total liabilities and stockholders' equity	$ 11,568,661	$ 16,125,610